Exhibit No. 16

                   [Letterhead of Feldman, Sherb, Horowitz & Co., P.C.]

May 30, 2000

Securities and Exchange Commission
450 5th Street N.W.
Washington, D.C. 20549

Gentlemen :

We have been furnished with of a copy of the response to Item 4 of Form 8-K for the event that occurred on May 24, 2000, to be filed by our former client, Mikron Instrument Company, Inc. We agree with the statements made in response to that item insofar as they relate to our firm.

                                        Very truly yours,


                                        /s/ Feldman, Sherb, Horowitz & Co., P.C.
                                        Feldman, Sherb, Horowitz & Co., P.C.